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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [ ] Definitive proxy statement.

     [X] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                            Simpson Industries, Inc.
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                (Name of Registrant as Specified in Its Charter)
                            Simpson Industries, Inc.
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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                      [SIMPSON INDUSTRIES, INC. LETTERHEAD]


                   AN IMPORTANT MESSAGE TO SIMPSON SHAREHOLDERS
              FROM THE INDEPENDENT MEMBERS OF THE BOARD OF DIRECTORS:
                                 March 31, 2000

Dear Fellow Simpson Shareholder:

The undersigned, all of whom are independent directors of Simpson Industries, Inc., are writing to you in connection with the hostile effort of John Dyson and his personal investment vehicle, MMI, to force a quick sale of your company. We speak as independent directors -- none of the undersigned relies on Simpson for their employment or livelihood. Our interests and commitments are simple: to serve the best interests of ALL the shareholders.

We speak from a background of long personal experience and observation in the automotive and heavy duty supplier industries. We are well aware of the significant changes which have recently occurred in these industries, and are deeply concerned at the prospect of Mr. Dyson and his employees using this unsettled landscape to elect themselves as directors for the sole purpose of advocating their simplistic plan to auction off the Company.

FOR THE REASONS STATED BELOW, WE URGE YOU TO REJECT MR. DYSON, HIS CANDIDATES AND HIS CAMPAIGN BY SIGNING, DATING AND RETURNING YOUR WHITE PROXY CARD.

SIMPSON HAS JUST COMPLETED A RECORD YEAR IN ANNUAL REVENUE AND NET EARNINGS AND A DRAMATIC IMPROVEMENT IN OPERATING MARGINS. As a highly-regarded preferred source for modular engineered products on a world-wide basis, Simpson has also received record amounts of new business orders for 2000 and beyond from major North American, Japanese and European customers. Recent new engineered product innovations from Simpson's European operations will produce significant revenue growth over the near term.

THE SIMPSON BUSINESS PLAN ALSO INCLUDES AN EXTERNAL GROWTH INITIATIVE THROUGH CAREFULLY CONSIDERED STRATEGIC ACQUISITIONS AND ALLIANCES. During the last three years, the Company has established an international footprint with plant facilities, technical centers and joint ventures/alliances in North America, Europe, Asia and South America. The Company has identified and held preliminary discussions with a number of acquisition candidates which, if completed,

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would compliment the Simpson growth strategy and be immediately accretive to earnings.

IN LIGHT OF THE CONSOLIDATION AND OTHER CHANGES TAKING PLACE IN THE INDUSTRY, THE SIMPSON BOARD OF DIRECTORS HAS GIVEN SERIOUS CONSIDERATION, WITH THE ASSISTANCE OF NATIONALLY-RECOGNIZED INVESTMENT BANKING FIRMS, TO A POSSIBLE
SALE OR MERGER OF THE COMPANY. While this consideration will continue, the Board believes that the extreme undervaluation of automotive suppliers in the current market would make the immediate sale of Simpson through public auction as proposed by Mr. Dyson highly imprudent and ill-advised. It would certainly not produce the values for all shareholders that we believe should be obtained in a sale of the Company. Additionally, the high risk public auction process would negatively impact Simpson's relationship with customers and create undue concern and uncertainty with employees who are key and valuable assets of the Company.

Mr. Dyson and his two associates have no experience in this industry. MMI's business is buying and selling securities for a quick profit. Their shares were purchased on margin with borrowed money - money that they are currently paying interest on. The longer they hold their shares the more expensive their investment becomes. A quick sale of the Company is thus in their personal and direct self-interest, regardless of the best interests of the rest of Simpson's shareholders. We seriously question whether Mr. Dyson and his nominees, given these facts, are in any position to serve as directors and take part in Board decisions that impact the long-term interests of the Company and its shareholders. Their vote on every question to come before the Board would of necessity be made against the background of their personal investment situation and the unique and, we believe, inappropriate pressures it must exert. We want to assure you that the Board of Directors will continue to explore every reasonable opportunity to enhance the value of your investment.. We urge you not to support Mr. Dyson's self-interested proposal and board nominees. Sign, date and return the WHITE proxy card.

                         Vote to protect your interests.
                        Vote your WHITE proxy card today:
              FOR the election of the Board's nominees (Item1) and
                  AGAINST the MMI shareholder proposal (Item2).
                                Very truly yours,

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             THE INDEPENDENT DIRECTORS OF SIMPSON INDUSTRIES, INC.

/s/ Michael E. Batten                   /s/ Walter J. Kirchberger
Michael E. Batten                       Walter J. Kirchberger
Chairman and Chief Executive Officer    Vice President-Research
of Twin Disc, Inc                       PaineWebber Incorporated


/s/ Susan F. Haka                       /s/ Ronald L. Roudebush
Susan F. Haka                           Ronald L. Roudebush
Ernst & Young Professor and Chair,      Former President and Chief Executive
Department of Accounting                Officer
Michigan State University               Worldwide Automotive Business
                                        of Rockwell International

/s/ George R. Kempton                   /s/ F. Lee Weaver
George R. Kempton                       F. Lee Weaver
Former Chairman and Chief               Managing Partner
Executive Officer of                    Weaver, Bennett & Bland, P.A.
Kysor Industrial Corporation



                                 IMPORTANT NOTE:

       If you have any questions, or need assistance in the voting of your shares, please contact our proxy solicitor,

                            INNISFREE  M & A INCORPORATED
                          TOLL-FREE, at 1-888-750-5834.